                          LIMITED POWER OF ATTORNEY FOR

               VS HOLDINGS, INC. SECTION 16 REPORTING OBLIGATIONS

CAUTION TO THE PRINCIPAL: YOUR POWER OF ATTORNEY IS AN IMPORTANT DOCUMENT. AS
THE "PRINCIPAL," YOU GIVE THE PERSON WHOM YOU CHOOSE (YOUR "AGENT") AUTHORITY TO
SPEND YOUR MONEY AND SELL OR DISPOSE OF YOUR PROPERTY DURING YOUR LIFETIME
WITHOUT TELLING YOU. YOU DO NOT LOSE YOUR AUTHORITY TO ACT EVEN THOUGH YOU HAVE
GIVEN YOUR AGENT SIMILAR AUTHORITY.

WHEN YOUR AGENT EXERCISES THIS AUTHORITY, HE OR SHE MUST ACT ACCORDING TO ANY
INSTRUCTIONS YOU HAVE PROVIDED OR, WHERE THERE ARE NO SPECIFIC INSTRUCTIONS, IN
YOUR BEST INTEREST. "IMPORTANT INFORMATION FOR THE AGENT" AT THE END OF THIS
DOCUMENT DESCRIBES YOUR AGENT'S RESPONSIBILITIES.

YOUR AGENT CAN ACT ON YOUR BEHALF ONLY AFTER SIGNING THE POWER OF ATTORNEY
BEFORE A NOTARY PUBLIC.

YOU CAN REQUEST INFORMATION FROM YOUR AGENT AT ANY TIME. IF YOU ARE REVOKING A
PRIOR POWER OF ATTORNEY BY EXECUTING THIS POWER OF ATTORNEY, YOU SHOULD PROVIDE
WRITTEN NOTICE OF THE REVOCATION TO YOUR PRIOR AGENT(S) AND TO THE FINANCIAL
INSTITUTIONS WHERE YOUR ACCOUNTS ARE LOCATED.

YOU CAN REVOKE OR TERMINATE YOUR POWER OF ATTORNEY AT ANY TIME FOR ANY REASON AS
LONG AS YOU ARE OF SOUND MIND. IF YOU ARE NO LONGER OF SOUND MIND, A COURT CAN
REMOVE AN AGENT FOR ACTING IMPROPERLY.

YOUR AGENT CANNOT MAKE HEALTH CARE DECISIONS FOR YOU. YOU MAY EXECUTE A "HEALTH
CARE PROXY" TO DO THIS.

THE LAW GOVERNING POWERS OF ATTORNEY IS CONTAINED IN THE NEW YORK GENERAL
OBLIGATIONS LAW, ARTICLE 5, TITLE 15. THIS LAW IS AVAILABLE AT A LAW LIBRARY, OR
ONLINE THROUGH THE PLACENAMEPLACENEW YORK PLACETYPESTATE SENATE OR ASSEMBLY
WEBSITES, WWW.SENATE.STATE.NY.US OR WWW.ASSEMBLY.STATE.NY.US.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

        Know all by these presents, that the undersigned hereby makes, constitutes and appoints James M. Sander as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)     prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5
(including any amendments thereto) with respect to the securities of VS
Holdings, Inc., a Delaware corporation (the "Company"), with the United States
Securities and Exchange Commission, any national securities exchanges and the
Company, as considered necessary or advisable under Section 16(a) of the
Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2)     seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)     perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)     this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)     any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)     neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the
Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)     this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the
Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

        The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

        This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of October, 2009.

                                        JDH MANAGEMENT, LLC

                                        By:    /s/ John Howard
                                               ---------------------------------
                                        Name:  John Howard
                                        Title: CEO & Senior Managing Director